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                                 Exhibit 5
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                       LEWIS, RICE & FINGERSH

                     A LIMITED LIABILITY COMPANY

                           ATTORNEYS AT LAW


                      500 N. BROADWAY, SUITE 2000
                     ST. LOUIS, MISSOURI 63102-2147

                           TEL (314) 444-7600


                            February 2, 1996



Boatmen's Bancshares, Inc.
One Boatmen's Plaza
800 Market Street
St. Louis, Missouri 63101

      RE:  REGISTRATION STATEMENT ON FORM S-8 OF 203,429 SHARES
           OF COMMON STOCK FOR THE AMENDED AND RESTATED FOURTH
           FINANCIAL CORPORATION 1986 INCENTIVE STOCK OPTION PLAN

Gentlemen:

      In connection with the registration of 203,429 shares of common stock, par value $1.00 per share (the "Shares"), of Boatmen's Bancshares, Inc. (the "Company") for issuance pursuant to the Amended and Restated Fourth Financial Corporation 1986 Incentive Stock Option Plan (the "Plan"), you have requested that we furnish you with our opinion as to the legality of such issuance of the Shares.

      As counsel to the Company, we have participated in the preparation of its Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement") with respect to the Shares. We have examined and are familiar with the Company's Restated Articles of Incorporation, Bylaws as amended, records of corporate proceedings, the Plan and such other documents and records as we have considered appropriate.

      Based upon the foregoing, we are of the opinion that the Shares have been duly and validly authorized and will, when issued pursuant to the Plan, be legally issued, fully paid and non-assessable.

      We consent to the use of this opinion as an exhibit to the Registration Statement.

                                  Very truly yours,

                                  LEWIS, RICE & FINGERSH, L.C.

                                  /s/ Lewis, Rice & Fingersh, L.C.


    ST. LOUIS, MISSOURI * KANSAS CITY, MISSOURI * CLAYTON, MISSOURI * WASHINGTON, MISSOURI * BELLEVILLE, ILLINOIS * HAYS, KANSAS * LEAWOOD, KANSAS